Exhibit 99.1

For more information, contact:
FalconStor Software, Inc.
Brad Wolfe
Chief Financial Officer
brad.wolfe@falconstor.com

FalconStor Software Announces Fourth Quarter 2019 Results Including 22% New Customer Sales Growth

AUSTIN, TEXAS (March 12, 2020) - FalconStor Software, Inc. (OTCQB: FALC), a market leader in data protection software for global enterprises, today announced financial results for its fourth quarter ended December 31, 2019.

Key Financial Highlights for the Close of Fiscal 2019:

•	Continued to demonstrate the growth potential of our innovative and modern long-term archive retention and reinstatement product with 38% sales growth compared to 2018,

•	Increased new customer sales year-over-year by 22% across all product lines compared to 2018,

•	Achieved total year-over-year sales growth of more than 6% in our core regions, which excludes China, compared to 2018,

•	Intentionally reduced our sales exposure in China to 3% of total sales in 2019 from 12% in 2018,

•	Entered into an amendment to our term loan on December 27, 2019, providing the Company with an additional $1,000,000 of gross proceeds for operations and R&D investment.

Key Product Highlights

•	Continued investment in our patent-pending next generation long-term archive retention and reinstatement product, StorSafeTM, scheduled for launch in 1H 2020,

•	Released our expanded unified management and analytics console, StorSightTM which integrates with all FalconStor products,

•	Expanded partnerships with cloud storage providers, object storage providers, and managed service providers.

“The strategic decisions we made throughout 2019 to place additional commercial focus on our long-term archive retention and reinstatement product, within our core regions, delivered encouraging growth in those areas throughout 2019, and has created a focused and healthy foundation for continued growth in 2020”, said Todd Brooks, CEO FalconStor. “According to IDC, up to 75% of data managed by an enterprise is directly related to routine data backup and archive. Our long-term archive retention and reinstatement solution allows an enterprise to leverage existing backup policies and procedures, while ensuring the most stringent backup window is met, data storage capacity is reduced by up to 95%, and Cloud and Object storage alternatives such as Hitachi Content Platform (HCP), Wasabi, IBM-COS, AWS, and Azure are available for improved data storage efficiency.”

“To build upon the foundation we have built, I am excited by the progress our team has made in developing our next generation long-term archive retention and reinstatement product, StorSafeTM, which will retain the core benefits of our existing product, while adding innovative multi-cloud archive data storage orchestration capabilities to dramatically reduce storage costs, improve security, simplify compliance, and streamline archive data portability. Archive data is critical for the modern enterprise, not only in terms of risk and compliance management, but also in terms of active use of archive data for strategic advantage. StorSafeTM is scheduled for beta launch in the first half of 2020.”

Additional Financial Highlights for the Fourth Quarter 2019

While we delivered a 6% sales increase within our core regions, which excludes China, total global sales revenue for the three months ended December 31, 2019 decreased to $4.1 million compared to $4.8 million in the prior year. This global revenue decrease was primarily driven by our intentional strategy to decrease commercial focus in China, and work to refocus development efforts within our business continuity driven data replication products to those enhancements and innovations aligned with our largest and most strategic customers.

Overall, our total operating expenses decreased 7.1% from $3.6 million for the quarter ended December 31, 2018 to $3.3 million for the quarter ended December 31, 2019. This decrease was primarily attributable to tighter expense controls and overall operational efficiencies which better align our current business plan on a run-rate basis. These efficiencies include among other items, stream-lined personnel related costs, global overhead costs and efficiencies realized on our redesigned go-to-market coverage models. We will continue to evaluate the appropriate headcount levels to properly align our resources with our current and long-term outlook and to take actions in areas of the Company that are not performing.
Total cost of revenue decreased 77.7% to $0.2 million for the three months ended December 31, 2019, compared with $0.9 million for the same period of the year. Cost of sales during the current quarter reflects a cumulative $0.4 million one time correction to properly eliminate intercompany transfer pricing adjustments associated with our Asia Pacific sales during the previous three quarters of the current year. Excluding this correction, we recorded $0.6 million in cost of sales, compared to $0.9 million during the fourth quarter of 2018.

During the three months ended December 31, 2019, we recorded GAAP Operating Income of $0.6 million, compared to GAAP Operating Income of $0.3 million for the prior year period.

We ended the quarter with $1.5 million of cash and cash equivalents, compared to $3.1 million at December 31, 2018.

On August 6, 2019, following stockholder approval, the Company filed a certificate of amendment (which was effective August 8, 2019) to the Company’s Restated Certificate of Incorporation, as amended, with the Delaware Secretary of State to reduce the authorized shares of common stock, $.001 par value per share, to 30,000,000. In connection with this event, the Company effected a 100-for-1 reverse stock split of its issued and outstanding common stock. The par value and authorized shares of common stock were not adjusted as a result of the reverse stock split. All of the share and per share information presented in the accompanying financial statements have been adjusted to reflect, unless otherwise stated, the reverse common stock split on a retroactive basis for all periods and as of all dates presented.

	Three Months Ended,
(in millions except per share data)	December 31, 2019	September 30, 2019	December 31, 2018
Revenue	$4.1	$4.0	$4.8
Non-GAAP Expenses	$3.2	$4.1	$4.0
Non-GAAP Gross Margin	95%	81%	81%
Non-GAAP Operating Income (Loss)	$0.9	$0.1	$0.7

Non-GAAP results above exclude the effects of stock-based compensation, restructuring costs and the effects of our Series A redeemable convertible preferred stock. A reconciliation between GAAP and non-GAAP information is provided on page 6 of this release.

	Three Months Ended December 31,				Change Period to Period
(in millions except per share data)	2019		2018
Total revenue	$4.1	100%	$4.8	100%	$(0.7)	(15)%
Total cost of revenue	$0.2	5%	$0.9	19%	$(0.7)	(78)%
Total operating expenses	$3.3	81%	$3.6	75%	$(0.3)	(7)%
GAAP operating income (loss)	$0.6	14%	$0.3	7%	$0.2	78%

	Twelve Months Ended December 31,				Change Period to Period
(in millions except per share data)	2019		2018
Total revenue	$16.5	100%	$17.8	100%	$(1.3)	(7)%
Total cost of revenue	$2.9	18%	$3.0	17%	$(0.1)	(2)%
Total operating expenses	$14.3	86%	$14.9	84%	$(0.6)	(4)%
GAAP operating income (loss)	$(0.7)	(4)%	$—	—%	$(0.6)	1,282%

Conference Call  and Webcast Information

The Company will host a conference call to discuss its financial results on Thursday, March 12, 2020 at 3:30 p.m. CDT. To participate in the conference call, please dial:

Toll Free: 1-800-367-2403
International: 1-334-777-6978
Conference ID: 9722775

To view the presentation, please copy and paste the following link into your browser and register for this meeting. Once you have registered for the meeting, you will receive an email message confirming your registration.

https://www.webcaster4.com/Webcast/Page/1960/33091

A conference call replay will be available beginning March 12th at 6:30 PM CDT through 6:30 PM CDT on March 19th. To listen to the replay of the call, dial:

Toll Free: 1-888-203-1112
International: 1-719-457-0820
Passcode: 9722775

Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making. The non-GAAP financial measures exclude (i) restructuring costs, (ii) effects of our Series A redeemable convertible preferred stock, and (iii) non-cash stock-based compensation charges and any potential tax effects. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Non-GAAP Operating Data GAAP Reconciliation, presented in this release.

About FalconStor Software

FalconStor Software, Inc (OTCQB: FALC) is a technology company whose mission is to deliver technical innovation that creates investment protection, flexibility, and leverage of modern cloud-based technologies for our enterprise customers. We provide software and cloud services that enable our enterprise customers to better manage, protect, secure, and make use of their valuable data.  Our customers achieve lower costs, simpler operations, greater data security, higher confidence in their business continuity, and greater ability to effectively use their data assets to drive innovation.

Founded in 2000, FalconStor is headquartered in Austin, Texas and has additional offices in New York, Europe and Asia. Our solutions are available and supported by a vast network of system integrators and resellers. For more information, please visit www.falconstor.com.

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FalconStor and FalconStor Software are trademarks or registered trademarks of FalconStor Software, Inc., in the U.S. and other countries. All other company and product names contained herein may be trademarks of their respective holders.
Links to websites or pages controlled by parties other than FalconStor are provided for the reader's convenience and information only. FalconStor does not incorporate into this release the information found at those links nor does FalconStor represent or warrant that any information found at those links is complete or accurate. Use of information obtained by following these links is at the reader's own risk.
CONTACT INFORMATION
For more information, contact:
Brad Wolfe
Chief Financial Officer FalconStor Software Inc.
investorrelations@falconstor.com

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2019	December 31, 2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,475,166	$3,059,677
Accounts receivable, net	3,406,550	3,605,411
Prepaid expenses and other current assets	2,252,372	1,909,846
Inventory	30,014	14,885
Contract assets, net	749,515	637,179
Total current assets	7,913,617	9,226,998
Property and equipment, net	369,273	433,935
Operating lease right-of-use assets, net	1,842,254	—
Deferred tax assets, net	258,841	545,044
Software development costs, net	27,012	88,769
Other assets, net	829,335	919,609
Goodwill	4,150,339	4,150,339
Other intangible assets, net	57,718	91,334
Contract assets, net	327,757	516,643
Total assets	$15,776,146	$15,972,671
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$1,302,290	$551,389
Accrued expenses	2,533,824	2,879,473
Current portion of operating lease liabilities	1,655,522	—
Short-term loan, net of debt issuance costs and discounts	947,501	—
Deferred revenue, net	5,270,190	6,859,592
Total current liabilities	11,709,327	10,290,454
Other long-term liabilities	745,254	1,549,692
Notes payable, net	2,906,133	3,124,827
Operating lease liabilities, less current portion	624,859
Deferred tax liabilities, net	432,520	297,890
Deferred revenue, net	2,085,080	1,719,003
Total liabilities	18,503,173	16,981,866
Commitments and contingencies
Series A redeemable convertible preferred stock	11,304,279	9,756,706
Total stockholders' deficit	(14,031,306)	(10,765,901)
Total liabilities and stockholders' deficit	$15,776,146	$15,972,671

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenue:
Product revenue	$1,887,599	$1,841,028	$6,767,595	$5,766,532
Support and services revenue	2,191,160	2,931,187	9,775,976	12,071,374
Total revenue	4,078,759	4,772,215	16,543,571	17,837,906
Cost of revenue:
Total cost of revenue	197,084	884,375	2,912,987	2,977,904
Gross profit	$3,881,675	$3,887,840	$13,630,584	$14,860,002
Operating expenses:
Research and development costs	705,913	915,511	3,208,921	3,913,337
Selling and marketing	900,271	1,243,767	4,337,054	4,453,697
General and administrative	1,355,085	1,103,190	5,635,273	5,278,768
Restructuring costs	359,117	310,313	1,104,318	1,261,578
Total operating expenses	3,320,386	3,572,781	14,285,566	14,907,380
Operating income (loss)	561,289	315,059	(654,982)	(47,378)
Interest and other expense	(135,930)	(124,961)	(604,647)	(626,048)
Income (loss) before income taxes	425,359	190,098	(1,259,629)	(673,426)
Income tax expense	323,769	267,156	492,325	233,288
Net income (loss)	$101,590	$(77,058)	$(1,751,954)	$(906,714)
Less: Accrual of Series A redeemable convertible preferred stock dividends	296,584	348,825	1,157,762	1,035,977
Less: Accretion to redemption value of Series A redeemable convertible preferred stock	78,101	13,469	389,811	254,212
Less: Deemed dividend on Series A redeemable convertible preferred stock	—	—	—	2,269,042
Net loss attributable to common stockholders	$(273,095)	$(439,352)	$(3,299,527)	$(4,465,945)
Basic net loss per share attributable to common stockholders	$(0.05)	$(0.30)	$(0.56)	$(4.79)
Diluted net loss per share attributable to common stockholders	$(0.05)	$(0.30)	$(0.56)	$(4.79)
Weighted average basic shares outstanding	5,918,733	1,452,162	5,900,621	933,301
Weighted average diluted shares outstanding	5,918,733	1,452,162	5,900,621	933,301

FalconStor Software, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
GAAP income (loss) from operations	$561,289	$315,059	$(654,982)	$(47,378)
Non-cash stock option expense (1)	3,698	29,024	$32,280	$64,672
Restructuring costs (benefit) (3)	359,117	310,313	1,104,318	1,261,578
Non-GAAP income (loss) from operations	$924,104	$654,396	$481,616	$1,278,872

GAAP net income (loss) attributable to common stockholders	$(273,095)	$(439,352)	$(3,299,527)	$(4,465,945)
Non-cash stock option expense, net of income taxes (2)	3,698	29,024	32,280	64,672
Restructuring costs (benefit) (3)	359,117	310,313	1,104,318	1,261,578
Effects of Series A redeemable convertible preferred stock (4)	374,685	362,294	1,547,573	3,559,231
Non-GAAP net income (loss) attributable to common stockholders	$464,405	$262,279	$(615,356)	$419,536

GAAP gross margin	95%	81%	82%	83%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin	95%	81%	82%	83%

GAAP gross margin - Product	119%	84%	89%	93%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin - Product	119%	84%	89%	93%

GAAP gross margin - Support and Service	75%	80%	78%	79%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin - Support and Service	75%	80%	78%	79%

GAAP operating margin	14%	7%	(4%)	—%
Non-cash stock option expense (1)	0%	1%	—%	—%
Restructuring costs (3)	9%	7%	7%	7%
Non-GAAP operating margin	23%	15%	3%	7%

GAAP Basic EPS	$(0.05)	$(0.30)	$(0.56)	$(4.79)
Non-cash stock option expense, net of income taxes (2)	0.00	0.02	0.01	0.07
Restructuring costs (3)	0.06	0.21	0.19	1.35
Effects of Series A redeemable convertible preferred stock (4)	0.07	0.25	0.26	3.82
Non-GAAP Basic EPS	$0.08	$0.18	$(0.10)	$0.45

GAAP Diluted EPS	$(0.05)	$(0.30)	$(0.56)	$(4.79)
Non-cash stock option expense, net of income taxes (2)	0.00	0.02	0.01	0.07
Restructuring costs (3)	0.06	0.21	0.19	1.35
Effects of Series A redeemable convertible preferred stock (4)	0.06	0.25	0.26	3.81
Effects of increase in Non-GAAP diluted shares outstanding (5)	$0.00	$(0.10)	$0.00	$(0.33)
Non-GAAP Diluted EPS	$0.07	$0.08	$(0.10)	$0.11

Weighted average basic shares outstanding (GAAP and Non-GAAP)	5,918,733	1,452,162	5,900,621	933,301
Weighted average diluted shares outstanding (GAAP)	5,918,733	1,452,162	5,900,621	933,301
Weighted average diluted shares outstanding (Non-GAAP)	7,065,735	3,271,180	5,900,621	3,817,053

Footnotes:

(1)	Represents non-cash, stock-based compensation charges as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Cost of revenue - Support and Service	104	6,314	2,250	26,203
Research and development costs	371	17,883	6,348	77,116
Selling and marketing	186	3,579	4,030	19,615
General and administrative	3,037	1,248	19,652	(58,262)
Total non-cash stock based compensation expense	$3,698	$29,024	$32,280	$64,672

(2)
Represents the effects of non-cash stock-based compensation expense recognized, net of related income tax effects. For the twelve months ended months ended December 31, 2019 and 2018, the tax expense for both GAAP and Non-GAAP basis approximate the same amount.

(3)	Represents restructuring costs which were incurred during each respective period presented.

(4)
Represents the effects of the accretion to redemption value of the Series A redeemable convertible preferred stock, accrual of Series A redeemable convertible preferred stock dividends and deemed dividend on Series A redeemable convertible preferred stock.

(5)	Represents the impact of an increase in diluted shares outstanding resulting from Non-GAAP adjustments to a GAAP net loss.